 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2017

  COMMAND CENTER, INC.

 (Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3609 S. Wadsworth Blvd., Suite 250 Lakewood, CO	80235
(Address of principal executive offices)	(Zip Code)

(866) 464-5844
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Effective December 7, 2017, 5:00 pm ET, we filed Articles of Amendment with the Secretary of State of the State of Washington in order to effect a 1-for-12 reverse stock split of our authorized, issued, and outstanding common stock, and our authorized preferred stock. Following the reverse stock split, the number of our authorized shares of common stock will decrease to 8,333,333, and the number of authorized shares of preferred stock will decrease to 416,666. Our outstanding shares of common stock will decrease from approximately 60.6 million to 5.1 million. There are no issued or outstanding shares of preferred stock.

On November 11, 2017, our Board of Directors approved the 1-for-12 reverse stock split ratio and authorized the implementation of the reverse stock split.

The Articles of Amendment are attached to this Current Report on Form 8-K as Exhibit 3.1, and its terms are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

3.1	Articles of Amendment of the Articles of Incorporation of Command Center, Inc., as amended, filed on November 27, 2017 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.
(Registrant)

Date: December 7, 2017	/s/ Brendan Simaytis
Name: Brendan Simaytis
Title: Secretary

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